UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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PetVivo Holdings, Inc.
(Name of Registrant As Specified in Charter)

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PetVivo Holdings, Inc.

12100 Singletree Lane

Suite 186

Eden Prairie, MN 55344

Dear Shareholders:

We are informing you that our Board of Directors unanimously along with our shareholders owning a majority of our outstanding common stock, have approved the following two actions:

(i) the completion of our acquisition of Gel-Del Technologies, Inc., a Minnesota corporation (“Gel-Del”) incident to a Plan of Exchange to be filed with the Secretary of State of Nevada (the "Plan of Exchange"), after which Gel-Del will become a wholly-owned subsidiary of PetVivo Hldings, Inc. (“PetVivo”); and

(ii) ratifying the appointment by the Board of Directors of two new directors, Dr. David B. Masters and Randall A. Meyer ("Ratification of Appointment of New Directors").

These actions were approved by written consent on the record date of April 10, 2015 by our Board of Directors and by shareholders owning a majority of our voting capital stock, in accordance with Nevada Revised Statutes. No stockholder meeting will be held in connection with the matters discussed in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to rules under the Securities Exchange Act of 1934, as amended, these two corporate actions will not become effective until at least twenty (20) days after the date this Information Statement has been mailed to our shareholders.

Thank you for your continued support of and interest in PetVivo.

For the Board of Directors

By:	/s/ John Lai
John Lai Chief Executive Officer

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INFORMATION STATEMENT REGARDING

ACTIONS TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

"We," "us," "our," “PetVivo” and the "Company" refers to PetVivo Holdings, Inc., a Nevada corporation and its wholly-owned Minnesota subsidiary PetVivo Inc.

This Information Statement is being furnished to the shareholders of PetVivo Holdings, Inc. as of April 10, 2015 in connection with actions taken by written consent of holders of a substantial majority of our outstanding common shares. These corporate actions consist of (i) approving and adopting the acquisition of Gel-Del Technologies, Inc., a Minnesota corporation (“Gel-Del”) through a Plan of Exchange (the "Plan of Exchange"), pursuant to which Gel-Del will become our wholly-owned subsidiary , and (ii) ratifying the appointment by our Board of Directors of two new directors (the "Ratification of New Directors").

On April 10, 2015, we obtained the approval of the Plan of Exchange and the Ratification of Appointment of New Directors by written consent of our stockholders that are the record holders of 6,672,653 shares of common stock, which represents an aggregate 88.66 % of the voting power of as of the record date of April 10, 2015. The Plan of Exchange and the Ratification of New Directors will not become effective until at least twenty (20) days after the mailing of this Information Statement to our shareholders and the filing of the Plan of Exchange with the Secretary of State of Nevada. The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: (i) John Lai holding of record 3,557,939 shares of common stock (46.21%); (ii) John F. Dolan holding of record 843,894 shares of common stock (1 0.96%); (iii) Dr. David B. Masters ho lding of record 1,460,645 shares of common stock ( 18.97%); and (iv) Randall Meyer holding of record 810,175 shares of common stock ( 10.52%).

The date on which this Information Statement will be sent to our shareholders will be on or about September 30, 2016.

All members of our Board of Directors have approved the Plan of Exchange with Gel-Del and the appointment of our two new directors and shareholders owning a substantial majority of our outstanding common stock have approved these two proposed corporate actions. No other votes or consents are required or necessary.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (612) 296-7305. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to our Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of our outstanding votes is required to approve and effect these two corporate actions by this written consent. As of the record date of April 10, 2015, we had 7,700,314 shares of voting common stock issued and outstanding. The consenting stockholders who approved these written actions held of record an aggregate of 6,672,653 shares of common stock, which represented approximately 86.66 % of the voting rights associated with our shares of common stock. Each shareholder was entitled to one vote per share of common stock.

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Under Nevada law, our shareholders are not entitled to any dissenting shareholder or appraisal rights relating to these two corporate actions.

PROPOSAL I

PLAN OF EXCHANGE TO ACQUIRE GEL-DEL

On April 10, 2015 our Board of Directors and majority shareholders, believing it to be in our best interests and our shareholders, approved a Plan of Exchange with Gel-Del whereby through a stock exchange we will acquire all outstanding capital stock of Gel-Del in exchange for 4,150,000 shares of our common stock. After this stock exchange is completed, Gel-Del will become our wholly-owned subsidiary and we will then have 11,850,314 shares of common stock outstanding.

This Plan of Exchange will become effective upon its filing with the Secretary of State of Nevada.

On November 21, 2014, we entered into a stock exchange agreement (the "Stock Exchange Agreement") with Gel-Del. Upon closing, this merger transaction will result in Gel-Del becoming our wholly owned subsidiary through a statutory Plan of Exchange complying with the corporate laws of both Nevada and Minnesota. This statutory stock exchange merger was approved by our shareholders and the shareholders of G el-Del, and will result in an exchange by Gel-Del shareholders on a pro rata basis of all outstanding capital stock of Gel-Del in consideration for 4,150,000 shares of our common stock. Since these 4,150,000 shares will not constitute a majority of our post-merger outstanding capital stock , there will be no change of our control incident to this transaction. Post-merger management of the combined companies will include all four current principal officers of PetVivo and Gel-Del, and their respective management positions are set forth in the Stock Exchange Agreement. Upon completion of this merger, we will acquire all Gel-Del technology and related patents and other intellectual property (IP) and production techniques, as well as Gel-Del’s modern and secure biomedical product manufacturing facilities in St. Paul.

The Stock Exchange Agreement provided for certain material conditions to be satisfied or waived by closing, including: (i) we shall have secured at least $l,500,000 in equity financing through a private placement on terms governed by the Stock Exchange Agreement; (ii) we shall have maintained its status as a DTC eligible publicly traded company and have filed all reports to the SEC required by our status as a registered reporting company; (iii) all outstanding preferred shares and any other convertible securities, warrants, and options of Gel-Del shall be converted, exercised or canceled prior to closing; (iv) Gel-Del must obtain audited financial statements complying with the requirements of U.S. federal securities laws; (v) completion and execution of post-merger employment contracts for the principal executive officers of PetVivo and Gel-Del; and (vi) election and designated positions of directors and principal officers for the post-merger combined companies. Additional terms of the Stock Exchange Agreement include guidelines for post-merger management salaries and related employment provisions, approval of a post-merger operations budget, numerous standard warranties and representations of both parties, and standard termination and indemnification provisions, all as detailed in the Stock Exchange Agreement. The Stock Exchange Agreement also requires our Chief Executive Officer, John Lai, to escrow 50% of our shares of common stock owned by him until we have either obtained $5 Million equity financing or has become listed on Nasdaq or the New York Stock Exchange. Upon satisfying one of these conditions, Mr. Lai must remain employed by us to recover his shares from escrow, provided that one-eighth of the escrowed shares will be released to him each quarter of a following two-year period. If Mr. Lai voluntarily terminates his employment or is terminated for cause during this two-year period, he must forfeit to us any remaining shares.

The Stock Exchange Agreement required us to provide a loan for working capital interim funding for Gel-Del until closing of the merger, consisting of an initial payment of $100,000 and monthly payments thereafter of $75,000. As of the date of this Information Statement, we have provided $175,000 to Gel-Del. Gel-Del will execute a promissory note to us for the interim funding, with the terms thereof set forth in the Stock Exchange Agreement. Based on the consummation of the Stock Exchange Agreement, the loan is deemed satisfied.

Gel-Del is a biomaterial and medical device development and manufacturing company with its offices and production facilities in St. Paul, Minnesota, and was founded in 1999 by its Chief Executive Officer, Dr. David B. Masters. Dr. Masters developed Gel-Del’s innovative proprietary biomaterials which simulate a body’s cellular tissue and thus can be readily and effectively utilized to manufacture implantable therapeutic medical devices. The chief advantage of Gel-Del’s biomaterials is their enhanced biocompatibility with living tissues throughout the body. Through this stock exchange, PetVivo will have acquired all Gel-Del’s technology and related patents and other intellectual property (IP) and production techniques, as well as Gel-Del’s modern and secure biomedical product manufacturing facilities in St. Paul, Minnesota.

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This acquisition of Gel-Del by us was made pursuant to a Stock Exchange Agreement dated November 21, 2015, which contained certain conditions to be performed by both parties prior to the completion of this stock exchange business combination. As of April 10, 2015, all conditions were satisfied or waived by both parties. The shareholders of Gel-Del approved this Stock Exchange Agreement at a Gel-Del shareholder meeting duly held on March 25, 2015.

Through this stock exchange, we acquired all Gel-Del's technology and related patents and other intellectual property (IP) and production techniques, as well as Gel-Del's modern and secure biomedical product manufacturing facilities in St. Paul, Minnesota.

Reason For Stock Exchange

Gel-Del is a biomaterial and medical device development and manufacturing company with its offices and production facilities based in St. Paul, Minnesota, and was founded in 1999 by its chief executive officer, Dr. David B. Masters. Dr. Masters developed Gel-Del’s proprietary biomaterials which simulate a body’s cellular tissue and thus can be readily and effectively utilized to manufacture implantable therapeutic medical devices. The chief advantage of Gel-Del biomaterials is their enhanced biocompatibility with living tissues throughout the body. We are commercializing their technology in the veterinary field for the treatment of osteoarthritis. Gel-Del Technologies has also successfully completed a pivotal clinical trial using their novel thermoplastic biomaterial as a dermal filler for human cosmetic applications. Gel-Del Technologies’ core competencies are developing and manufacturing medical devices containing its proprietary thermoplastic protein-based biomaterials that mimic the body's tissue to allow integration, tissue repair, and regeneration for long-term implantation. These biomaterials are produced using a patented and scalable self- assembly production process. The inherent thermoplastic properties of these biomaterials are then utilized to manufacture or coat implantable devices

We were founded in 2013 by our current management, John Lai and John Dolan, and based in suburban Minneapolis, Minnesota. We are a biomedical device company which has been primarily engaged in the business of adapting human biomedical technology for products to be introduced for commercial sale in the veterinary market to treat pets and other animals suffering from arthritis and other painful afflictions. Our initial product, now being commercialized, is a medical device featuring injections of patented gel-like biomaterials into the afflicted body parts of pets or other animals suffering from osteoarthritis. The technology and manufacturing capability of this product was developed by Gel-Del and licensed to us for use to treat dogs and other animals, but not for treatment of human afflictions. While working together relating to this license agreement, we and Gel-Del determined to combine our two companies through a stock exchange merger for the purpose of creating one combined entity utilizing Gel-Del technology to produce, market and sell medical products based on Gel-Del technology for both animals and humans. After lengthy negotiations during 2014, the parties have entered into a definitive agreement for this merger.

Although the Stock Exchange Agreement has been closed, the shares of common stock will not be issued by us to the Gel-Del Shareholders until 20 days from the date of the mailing of the Information Statement to our shareholders of record which takes place after the filing of a definitive Information Statement with the Securities and Exchange Commission and upon the filing of the Plan of Exchange with the Nevada Secretary of State. See "-- Information Statements").

Plan of Exchange and Effect of Stock Exchange

The Plan of Exchange for this business combination which will be filed with the Secretary of State of Nevada is as follows:

(i)	The Acquiring Entity is PetVivo Holdings, Inc., a Nevada corporation and the Acquired Entity is Gel-Del Technologies, Inc., a Minnesota corporation;

(ii)	The Plan of Exchange shall become effective upon its filing with the Secretary of State of Nevada pursuant to Chapter 92A of Nevada Revised Statutes;

(iii)

All outstanding shares of common stock of Gel-Del shall be exchanged on a pro rata basis by Gel-Del shareholders for 4,150,000 shares of our common stock. Gel-Del has no class of outstanding capital stock other than its common stock, and also has no issued or outstanding options, warrants or other rights capable of being exercised for or converted into its common stock;

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(iv)	Upon effectiveness of the Plan of Exchange, Gel-Del will become our wholly-owned subsidiary;

(v)

Upon effectiveness of the Plan of Exchange, our Articles of Incorporation and Bylaws will continue to be in full force and effect, and our Board of Directors and executive officers shall continue to be those persons serving immediately prior to such effectiveness; and

(vi)

The manner and basis of exchanging our common stock of PetVivo for all outstanding common stock of Gel-Del shall be as follows: upon the effectiveness of the Plan of Exchange, and without any action on the part of any Gel-Del shareholder, all outstanding common stock of Gel-Del shall on a pro rata basis be converted into shares of our common stock on the exchange conversion ratio of .6477 common share for each common share of Gel-Del; and

(vii)	No cash or other payment shall be made for any fractional shares resulting from this Plan of Exchange, but rather any fractional shares shall be rounded up or down to the nearest full share.

Closing of Gel-Del Technologies, Inc. Stock Exchange Agreement

As a result of the closing of the S tock Exchange Agreement:

(a)

We will issue 4,150,000 of PetVivo Shares to the shareholders of Gel-Del on a pro rata portion of the outstanding shares of Gel-Del. As a result of the closing of the Stock Exchange Agreement, the shareholders of Gel-Del will own a total of 4,150,000 restricted shares of our common stock.

(b)

We will acquire all Gel-Del technology and related patents and other intellectual property (IP) and production techniques, as well as Gel-Del’s modern and secure biomedical product manufacturing facilities in St. Paul.

(c)	Our p ost-merger management will include all four of our current principal officers and Gel-Del and their respective management positions are set forth in the Stock Exchange Agreement.

(d)

We provided a loan for working capital interim funding for Gel-Del until the c losing d ate consisting of an initial payment of $100,000 and monthly payments thereafter of $75,000, pursuant to which Gel-Del will execute a promissory note payable to us .

(e)

Our Chief Executive Officer, John Lai, shall escrow 50% of our common stock owned of record by him until we have either obtained $5,000,000 equity financing or have become listed on Nasdaq or the New York Stock Exchange. Upon satisfying one of these conditions, Mr. Lai must remain employed by us to recover his shares from escrow, provided that one-eighth of the escrowed shares will be released to him each quarter of a following two-year period. If Mr. Lai voluntarily terminates his employment or is terminated for cause during this two-year period, he must forfeit to us any remaining shares.

Material relationships between us and Gel-Del include the following:

(a)	John Dolan is on the Board of Directors of both PetVivo and Gel-Del; and

(b)

In 2013, we acquired a licensing and manufacturing and supply agreement (the "Licensing Agreement") from Gel-Del pursuant to which Gel-Del licensed to us their technology and we obtained supplies of biomaterials from Gel-Del for medical devices to treat pets and other animals suffering from arthritis or other painful afflictions. As of the c losing d ate, the Licensing Agreement will no longer be necessary since we own all technology and rights, which were the subject of the License Agreement.

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Information Regarding Gel-Del

Gel-Del is a biomaterial and medical device development and manufacturing company with its offices and production facilities in St. Paul, Minnesota, and was founded in 1999 by its Chief Executive Officer, Dr. David B. Masters. Dr. Masters developed Gel-Del’s innovative proprietary biomaterials which simulate a body’s cellular tissue and thus can be readily and effectively utilized to manufacture implantable therapeutic medical devices. The chief advantage of Gel-Del’s biomaterials is their enhanced biocompatibility with living tissues throughout the body. Through this stock exchange, PetVivo will have acquired all Gel-Del’s technology and related patents and other intellectual property (IP) and production techniques, as well as Gel-Del’s modern and secure biomedical product manufacturing facilities in St. Paul, Minnesota.

Financial Statements

The following discussion should be read in conjunction with our audited financial statements and the related notes for fiscal year ended March 31, 2016 and March 31, 2015 and our reviewed financial statements and the related notes for the first quarter ended June 30, 2016 and June 30, 2015, respectively, that appear elsewhere in this Information Statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this Information Statement. Our reviewed financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Results of Operations

	For Fiscal Year Ended March 31, 2016	For Fiscal Year Ended March 31, 2015

Revenues	$75,000	-0-

Total Operating Expenses	1,927,323	1,201,857

Total Other Income (Expense)	(1,412,763)	(363,835)

Net Income (loss)	$(3,265,086)	1,565,692)

Interest	$266,538	-0-

Net Loss attributable to PetVivo	$(2,998,548)	(1,565,692)

Net loss per share - basic and diluted	$(0.38)	(0.21)

For Fiscal Year Ended March 31, 2016 Compared to Fiscal Year Ended March 31, 2015

Total Revenues. For fiscal year ended March 31, 2016, we earned $75,000 in revenue compared to $-0- earned in revenue during fiscal year ended March 31, 2015 (an increase of $75,000).

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Operating Expenses. Operating expenses for fiscal year ended March 31, 2016 were $1,927,323 compared to $1,210,857 for fiscal year ended March 31, 2015 (an increase of $716,466). For fiscal year ended March 31, 2016, our operating expenses consisted of: (i) $70,761 (2015: $4,396) in research and development; and (ii) $1,856,562 (2015: $1,197,461) in general and administrative. During fiscal year ended March 31, 2016, our general and administrative expenses consisted of: (i) licensing costs of $488,000 (2015: $-0-); (ii) compensation of $215,335  (2015: $90,000); and (iii) professional fees of $47,874 (2015: $26,550). General and administrative expenses generally include corporate overhead, financial and administrative contracted services, marketing, and consulting costs.

Operating expenses increased due to an increase in: (i) licensing costs of $488,000; (ii) compensation of $125,333; and (iii) professional fees of $21,324.

Thus, our operating loss for fiscal year ended March 31, 2016 was $1,852,323 compared to an operating loss of $1,201,857 for fiscal year ended March 31, 2015.

Other Income (Expenses). Other expenses for fiscal year ended March 31, 2016 were $1,412,763 (2015: ($363,835). Other expenses consisted of: (i) loss on settlement of debt of $349,755 (2015: $35,326; (ii) change in fair value of derivatives of $196,035 (2015: $-0-); (iii) interest of $266,863 (2015: $399,161); and (iv) amortization of issue costs of $992,180 (2015: $-0-).

Net Loss before Taxes. Therefore, our net loss before taxes for fiscal year ended March 31, 2016 was ($3,265,086) as compared to ($1,565,692) for fiscal year ended March 31, 2015. Net loss generally increased primarily due to the recording during fiscal year ended March 31, 2016 of: (i) amortization of issue costs of $992,180; (ii) loss on settlement of debt of $349,755); and (iii) change in fair value of derivatives of $196,035.

Interest.  During fiscal year ended March 31, 2016, we incurred $266,538 in interest as compared to $-0- in interest incurred during fiscal year ended March 31, 2015.

Net Loss Attributable to PetVivo.  Therefore, our net loss attributable to PetVivo for fiscal year ended March 31, 2016 was ($2,998,548) or $0.38) per share compared to a net loss attributable to PetVivo for fiscal year ended March 31, 2015 of ($1,565,692) or ($0.21) per share. The weighted average number of shares outstanding during fiscal year ended March 31, 2016 was 7,853,862 compared to 7,609,445 for fiscal year ended March 31, 2015.

LIQUIDITY AND CAPITAL RESOURCES

Fiscal Year Ended March 31, 2016

As of March 31, 2016, our current assets were $35,292 and our current liabilities were $1,454,458, which resulted in a working capital deficit of $1,419,166.

As of March 31, 2016, our current assets were comprised of: (i) $271 in cash and cash equivalents; (ii) $15,900 in employee advance; and (iii) $19,121 in prepaid expenses. As of March 31, 2016, our total assets were $17,593,242 comprised of: (i) current assets of $35,292; (ii) $809 in property and equipment (valued at $103,504 less depreciation of $102,695); (iii) goodwill valued at $13,575,420; and (iv) trademark and patent – net valued at $3,981,721.

As of March 31, 2016, our current liabilities were comprised of: (i) $1,155,917 in accounts payable and accrued expenses; (ii) $109,818 in notes payable and accrued interest – related party; (iii) notes payable of 153,723 (net of discount $3,311); and (iv) convertible notes payable of $35,000).

Stockholders' equity decreased from $161,255 as at March 31, 2015 to $139,998 as at March 31, 2016.

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Cash Flows from Operating Activities. We have not generated positive cash flows from operating activities due to a lack of a source of revenues. For the fiscal year ended March 31, 2016, net cash flows used in operating activities was $493,442 (2015: $398,475). Net cash flows used in operating activities during fiscal year ended March 31, 2016 consisted primarily of a net loss of $2,998,548 (2015: $1,565,692), which was adjusted by: (i) $794,600 (2015: $1,030,031); (ii) $68,651 (2015: $-0-) in depreciation and amortization; (iii) $992,180 (2015: $-0-) in amortization of debt issue costs; (iv) ($196,035) (2015: $-0-) in derivative loss adjustment; (v) $349,755 (2015: $-0-) in forgiveness of debt; and (vi) $488,000 (2015: $-0-) in license.

Net cash flows used in operating activities during fiscal year ended March 31, 2016 was further changed by: (i)  a decrease in prepaid expenses of ($35,021) (2015: $155,500); and (ii) an increase in accounts payable and accrued expenses of $42,976 (2015: ($18,314).

Cash Flows from Investing Activities. For fiscal year ended March 31, 2016, net cash flows used by investing activities was $-0- compared to net cash flows used by investing activities during fiscal year ended March 31, 2015 of $388,000 consisting of change in assets.

Cash Flows from Financing Activities. We have financed our operations primarily from debt or the issuance of equity instruments. For fiscal year ended March 31, 2016, net cash flows provided from financing activities was $453,850 (2015: $787,000) consisting of: (i) $137,105 (2015: $-0-) in proceeds from stock; (ii) $524,750 (2015: $898,000) in proceeds from convertible notes; (iii) $2,500 (2015: $-0-) in proceeds from loans, which was offset by ($210,505) (2015: ($111,000) in repayments.

Three Month Period Ended June 30, 2016 Compared to June 30, 2015

	For Three Month Period Ended June 30, 2016	For Three Month Period Ended June 30, 2015

Revenues	$2,009	75,000

Total Operating Expenses	628,235	1,084,602

Total Other Income (Expense)	15,774	(423,759)

Net (loss)	$(651,493)	(1,433,361)

Net loss attributable to non-controlling interest	$279,105	59,296

Net loss attributable to PetVivo	$(331,347)	(1,374,065)

Total Revenues. For the three-month periods ended June 30, 2016 and June 30, 2015, revenues decreased from $75,000 to $2,009. For the three-month periods ended June 30, 2016 and June 30, 2015, we did not generate any cost of sales.

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Operating Expenses. Operating expenses for the three-month period ended June 30, 2016 were $628,235 compared to $1,084,602 for the three-month period ended June 30, 2015, a decrease of $456,367. For the three-month period ended June 30, 2016, we incurred: (i) research and development of $5,497 (2015: $57,436); and (ii) general and administrative of $622,738 (2015: $1,027,166). The major differences in general and administrative expenses were reductions in 2016 for amortization of deferred costs and licensing costs both of which expired in 2016. General and administrative expenses generally include corporate overhead, financial and administrative contracted services, marketing, and consulting costs. Operating expenses decreased during the three-month period ended June 30, 2016 compared to June 30, 2015 due to the decrease in general and administrative costs of $404,428, which was primarily related to decreases in compensation and professional fees. Our research and development also decreased by $51,939.

Thus, our operating loss for the three-month period ended June 30, 2016 was $626,226 compared to an operating loss of $1,009,602 for the three-month period ended June 30, 2015, a decrease of $383,376.

Other Income (Expenses). Other income for the three-month period ended June 30, 2016 were $15,774 compared to a loss of $423,759 during the three-month period ended June 30, 2015. Other expenses consisted of: (i) gain on settlement of debt of $24,460 (2015: $154,644); (ii) change in fair value of derivatives of $-0- (2015: ($21,462)); (iii) interest expense of ($8,686) (2015: ($102,470)); and (iv) amortization of issue costs of -0- (2015: ($454,471)).

Net Loss. Therefore, our net loss for the three-month period ended June 30, 2016 was ($610,452) as compared to a net loss of ($1,433,361) for the three-month period ended June 30, 2015. Based both on our decrease in operating expenses during the three-month period ended June 30, 2016, our net loss decreased also based on the decrease of other expenses primarily due to the amortization of issue costs in the amount of $454,471.

During the three-month period ended June 30, 2016, we further incurred a loss of $279,105 (2015: $59,296) relating to a loss attributable to non-controlling interest. Thus, our net loss attributable to PetVivo during the three-month period ended June 30, 2016 was ($331,347) or ($0.04) per share compared to net loss attributable to PetVivo during the three-month period ended June 30, 2015 of ($1,374,065) or ($0.18) per share. The weighted average number of shares outstanding during the three-month period ended June 30, 2016 was 8,761,823 compared to 7,616,661 for the three-month period ended June 30, 2015.

LIQUIDITY AND CAPITAL RESOURCES

Three Month Period Ended June 30, 2016

As of June 30, 2016, our current assets were $37,053 and our current liabilities were $1,599,582, which resulted in a working capital deficit of $1,562,529.

As of June 30, 2016, our current assets were comprised of: (i) $522 in cash and cash equivalents; (ii) $1,014 in accounts receivable; (iii) $22,063 in employee advance; and (iv) $13,454 in prepaids. As of June 30, 2016, our total assets were $16,314,291 comprised of: (i) current assets of $37,053; (ii) fixed assets of $718, which consisted of property and equipment of $103,504 less accumulated depreciation of $102,786); and (iii) other assets of $16,276,520, which consisted of goodwill of $13,228,590 and trademark and patents – net of $3,047,930. Our total assets decreased slightly from fiscal year ended March 31, 2016 of $375,153 due to a decrease in recognition of goodwill in the amount of $179,103 and decrease in valuation of trademark and patents – net of $197,732.

As of June 30, 2016, our current liabilities were comprised of: (i) $1,248,233 in accounts payable and accrued expenses; (ii) $196,751 in notes payable and accrued interest – related party; and (iii) $152,598 in note payable, net of discount of -$0-. As of fiscal year ended March 31, 2016, our total liabilities were $1,478,906 consisting of current liabilities. Our current liabilities increased from fiscal year ended March 31, 2016 due to increase in: (i) accounts payable and accrued expenses of $184,695; and (ii) note payable and accrued interest to related party of $5,381.

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Stockholders' equity (deficit) increased from a deficit of ($70,327) as at March 31, 2016 to a deficit of ($107,948) at June 30, 2016.

Cash Flows from Operating Activities. We have not generated positive cash flows from operating activities due to a lack of a source of revenues. For the --month period ended June 30, 2016, net cash flows used in operating activities was ($51,535). Net cash flows used in operating activities during the three-month period ended June 30, 2016 consisted primarily of a net loss of ($610,452), which was adjusted by $193,976 in common stock issued for services, $197,824 in depreciation and amortization, $3,311 in amortization of debt issued costs and $24,460 in derivative gain adjustment. Net cash flows used in operating activities was further changed by a decrease in advances/receivables of ($7,177) and in prepaid expenses of $5,667 and an increase in accounts payable and accrued expenses of $190,076.

For the three-month period ended June 30, 2015, net cash flows used in operating activities was ($381,281). Net cash flows used in operating activities during the three-month period ended June 30, 2015 consisted primarily of a net loss of ($51,235), which was adjusted by $60,000 in common stock.

Cash Flows from Financing Activities. We have financed our operations primarily from debt or the issuance of equity instruments. For the three-month period ended June 30, 2016, net cash flows provided from financing activities was $51,499. Net cash flows provided by financing activities consisted of: (i) $60,000 in proceeds from issuance of stock and $39,750 from cash received from common stock subscription, which was offset by repayments of ($35,000) and ($13,251) in repayment of loan. For the three-month period ended June 30, 2015, net cash flows provided from financing activities was $357,350 consisting of $37,100 in proceeds from stock and $524,750 in proceeds from loans, which was offset by repayments of ($204,500).

MATERIAL COMMITMENTS

Accrued Salary

We are indebted to related parties. At June 30, 2016, we are obligated for unpaid officer salaries and advances of $196,251. This amount is included in accounts payable and accrued expenses.

Notes Payable

As of June 30, 2016, we are obligated on the following notes:

1.	Third Party Individual	57,826
2.	Bank Credit Line	70,708
3.	Bank Loan	26,564
	Total	$155,098

Bank Line

We have a bank credit line available up to $75,000.  As of June 30, 2016, there was $4,292 of unused credit.

Interest Bearing Note

We are indebted on a note in the principal amount of $25,412.55 bearing interest at prime plus 5.5% to a bank with a monthly payment of $2,786 expiring in January 2017.  All assets of Gel-Del are pledged as collateral.

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Related Parties

We are indebted to related parties. At December 31, 2014, we owed $104,303 to an officer of our subsidiary for advances, which have now been assumed by us. The $104,303 relates to a bridge loan from David Masters, the prior executive officer, to Gel-Del, which is included in our financial statements. The current balance on the bridge loan is approximately $95,000 and terms of the loan reflect interest at 8%. We are also indebted to the officers of our subsidiary for unpaid salaries of $566,121 and to our officers of $50,000. The total amount equals $720,424.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not intend to purchase any significant equipment during the next twelve months.

OFF-BALANCE SHEET ARRANGEMENTS

As of the date of this Information Statement, we do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

GOING CONCERN

The independent auditors' report accompanying our March 31, 2016 and March 31, 2015 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that we will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. We have suffered recurring losses from operations, have a working capital deficit and are currently in default of the payment terms of certain note agreements. These factors raise substantial doubt about our ability to continue as a going concern.

Information Regarding PetVivo

PetVivo is based in Minneapolis, Minnesota and is an emerging biomedical device company focusing on the licensing and commercialization of innovative therapeutic medical devices for pets and other animals. Using its licensed patented technology, management intends to leverage developed advances in human bio-materials and the medical device industry to profitably commercialize and market healthcare treatments for pets and other animals.

Our strategy is to in-license proprietary products from human medical device companies specifically for use in pets. A key component of this strategy is the accelerated timeline to revenues for veterinary medical devices, which enter the market much earlier than the more stringently regulated pharmaceuticals. We have secured exclusive rights to our first product, an osteoarthritis medical device, which has been shown to be both safe and efficacious. We believe the administration of these initial therapeutic devices exceeds the benefits of those found in current remedies. Therefore, management believes that the commercialization of our initial therapeutic devices will provide veterinarians and pet owners safe, effective, and long-lasting treatments to improve the pet’s quality of life.

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We intend to license and distribute devices and therapeutics that are being developed for human use and license them for distribution in the veterinary markets. Management believes that this allows us to leverage the investment in the human biopharmaceutical industry to bring therapeutics to pets in a capital and time efficient manner. We can leverage the research capital expended to develop human clinical products and commercialize these products in the veterinary markets that offer a reduced regulatory environment and condensed timeline to product revenues. We anticipate building a portfolio of devices and therapeutics that we can distribute on an exclusive basis into the veterinary market.

We have secured the exclusive rights to commercialize protein-based biomaterials for the treatment of pain and inflammation associated with osteoarthritis in canine and equine animals. We believe that our treatment is superior to current methodology of using NSAID’s. NSAID’s have many side effects in canines and our treatment has less to none of the side effects. Based on the market studies discussed below, management believes that there are opportunities to expand in the bovine and feline market.

Description of Property

As of the date of this Information Statement, we do not own any interests in real estate. Our executive, administrative and operating offices are located at 12100 Singletree Lane, Suite 186, Eden Prairie, Minnesota 55344. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

Legal Proceedings

As of the date of this Information Statement, management is not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this Information Statement, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings. Management is not aware of any other legal proceedings pending or that have been threatened against us or our properties.

Market Information

Our common stock is listed for quotation on the OTCQB under the symbol “PETV.” Our shares commenced trading approximately January 1, 2013. The following table sets forth the high and low bid prices relating to our common stock on a quarterly basis for the periods indicated as quoted by the OTC:QB stock market. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

Quarter Ended	High Bid	Low Bid
June 30, 2014	$30.50	$4.90
September 30, 2014	$6.50	$1.44
December 31, 2014	$3.32	$1.84
March 31, 2015	$4.25	$3.36
June 30, 2015	$6.50	$3.75
September 30, 2015	$5.60	$2.25
December 31, 2015	$4.30	$2.40
March 31, 2016	$2.20	$1.30

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Holders

The approximate number of stockholders of record as of the date of this Information Statement is 81. The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividend Policy

We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors.

Unregistered Sales of Securities and Use of Proceeds

During fiscal year ended March 31, 2016 and to date, we issued an aggregate of 70,500 post-Reverse Stock Split shares of unregistered common stock as follows:

Settlement of Debt

On April 10, 2015, our Board of Directors authorized the issuance of an aggregate 70,500 shares of our post-Reverse Stock Split shares of restricted common stock to two of our executive officers and directors as settlement for amounts due and owing for past services and associated benefits. The issuance of shares was as follows: (i) 43,000 shares of common stock at $4.00 per share to Dr. David B. Masters, our President, Chief Technical Officer and member of the Board of Directors, as settlement for $172,000; and (ii) 27,500 shares of common stock at $4.00 per share to Randall A. Meyer. our Chief Operating Officer and member of the Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters" and “Certain Relationships and Related Transactions and Director Independence”.

The shares of common stock were issued to the two United States residents in reliance on Section 4(2) of the Act. The shares of common stock have not been registered under the Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Each individual acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company's management concerning any and all matters related to acquisition of the securities.

Settlement of Debt

Effective March 31, 2016, we entered into six debt settlement agreements with creditors holding outstanding notes, which resulted in the Company converting all of the $1,576,649 outstanding matured debt owed to the note holders by us into equity in the form of common stock of PetVivo. These debt conversions included all principal, accrued interest and any other expenses relating to these notes, including $655,919 owed to Gemini Master Fund, Ltd., $509,088 owed to St. George Investments LLC, $154,500 owed to Carebourn Capital, L.P., $125,892 owed to Jeanne Rudelius, $78,750 owed to Scott Johnson, and $52,500 owed to Union Capital LLC.

The foregoing conversions were all accomplished based on a conversion price of $2.00 per common share, and accordingly our Board of Directors authorized the issuance of an aggregate of 788,325 shares of our common stock to be issued to the six note holders in complete satisfaction of all debt obligations held by them under their respective notes.

We regard these substantial and material debt-to-equity conversions to be a significant benefit to our current financial position and balance sheet, as well as to our future ability to finance the planned operations and projected commercial growth of our business.

Concurrent with its conversion of indebtedness to Gemini Master Fund, Ltd. ("Gemini"); Gemini also exercised a warrant held by Gemini incident to their note. This warrant exercise was a "cashless" transaction by Gemini, and resulted in our issuance to Gemini of an additional 97,317 shares of our common stock.

All of the foregoing securities issuances were unregistered and made by PetVivo as non-public transactions. The shares of common stock were issued to six United States residents in reliance on Section 4(a)(2) and Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Securities Act"). The securities have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The note holders each acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

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BOARD OF DIRECTORS’

AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 88.66 % of our voting power signed a written consent in favor of the Plan of Exchange , we are authorized to file the Plan of Exchange with the Nevada Secretary of State. The exchange will be effective upon the filing of the Plan of Exchange with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

PROPOSAL II

RATIFYING APPOINTMENT OF NEW DIRECTORS

On April 10, 2015, our Board of Directors appointed two new directors, Dr. David B. Masters and Randall A. Meyer, to serve until our next regular meeting of shareholders or until their successors are elected and shall qualify. Also on April 10, 2015, our majority shareholders, believing it to be in our best interests and our shareholders, adopted a resolution to ratify the appointment of these two new directors as of the effectiveness of the Plan of Exchange between us and Gel-Del.

Biographies

David B. Masters, Ph.D. Dr. Masters has served as our President, Chief Technical Office and as a member of the Board of Directors since April 10, 2 015. Dr. Masters served as founder, president, chief executive officer and chief technical officer of Gel-Del from 1999 until 2015. As the chief inventor of Gel-Del’s technology platform, Dr. Masters focused on Gel-Del's novel biomaterials, biomaterial applications, its intellectual property, development of the products in pre-clinical and clinical trials, and addressed Gel-Del's financial needs for taking forward its products with licensing agreements and equity investments totaling approximately $6 million. Dr. Masters also was the principal investigator in bringing in over $6 ,000,000 in National Institutes of Health government grants since inception of Gel-Del to forward its technology and products. He also served as chairman of the board of directors of Gel-Del from 1999 until its merger with us in 2015.

Dr. Masters is internationally recognized as an expert in biomaterials and local drug delivery. Over the past twenty years , Dr. Masters has developed novel biomaterial and drug delivery products, including implantable medical devices for neurologic, vascular, orthopedic, urologic and dermal applications.

Dr. Masters received his B.A. in Biochemistry and Biopsychology from Rutgers University, New Brunswick, NJ, with Scholar Distinction, and in 1989, a Masters Degree in Chemistry, and a Ph.D. in 1992 in Behavioral and Neural Sciences, from Rutgers University, Newark, NJ, including two awards for excellence in research. After Rutgers, he joined Harvard Medical School as a Research Fellow, Department of Anesthesiology, to study solid implantable dosage forms in collaboration with Dr. Robert Langer of M.I.T. This led to patented work on biodegradable polymers for local delivery of analgesic agents, a start-up company, and many published reports. Dr. Masters became an Instructor in Anesthesiology at Harvard before leaving for The Mayo Clinic (1993) where he was an Assistant Professor and Associate Consultant. His work using protein matrices has been funded by six NIH grants. Dr. Masters has over 60 peer reviewed publications, book chapters and abstracts, and over 30 patents issued, pending or applications. In 1999, Dr. Masters founded Gel-Del Technologies, Inc., which started operations in 2000 after he left Mayo Clinic.

Randall A. Meyer . Mr. Meyer has served as our Chief Operating Officer and as a member of our board of directors since April 10, 2015. Mr. Meyer served as chief operating officer of Gel-Del from January 2009 to April 2015 where he focused on business development and product pipeline expansion, in addition to his efforts to secure working capital. Mr. Meyer joined Gel-Del Technologies in January 2007 as a full-time business development consultant where he targeted new markets and applications for the company’s biomaterials and devices.

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Prior to joining Gel-Del, Mr. Meyer was chief operating officer at Softscope Medical Technologies Inc. where he guided the early-stage medical device company through successful preclinical studies, clinical trial approval and the securing of $4.5 million in capital. SoftScope was acquired by Fujinon. From 2003 until 2005 Mr. Meyer served as chief executive officer and as a member of the board of directors at Tactile Systems Technology, Inc., where his accomplishments include d securing private equity funding, developing a profitable reimbursement strategy and leading its vascular device through FDA compliance, clinical trials and a successful commercial launch. In addition, Mr. Meyer recruited the management team and board of directors who continue to grow this profitable business generating approximately $100 million in annual revenues.

Mr. Meyer has also served as elected member of the Edina School Board since 2002. He currently serves as board chair; a position the board has elected him to annually to since 2008. Edina Public Schools is a nationally recognized suburban public school district serving approximately 8,500 students. Mr. Meyer also served as the Chair of the Metro Services board of Minnesota Technology Inc., a non-profit chartered by the state legislature. Mr. Meyer has a Bachelor of Science degree in Agricultural Engineering Technology from the University of Wisconsin, River Falls, where he twice received the Chancellor’s Award for leadership, the University’s highest nonacademic honor.

Family Relationships

There are no family relationships among our current directors or officers and Dr. Masters or Mr. Meyer.

Involvement in Certain Legal Proceedings

During the past five years, neither Dr. Masters nor Mr. Meyer have been involved in any legal proceeding concerning: (i) any bankruptcy petition filed by or against any business of which Dr. Masters or Mr. Meyer were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

BOARD OF DIRECTORS’

AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 88.66 % of our voting power signed a written consent ratifying the appointment of Dr. Masters and Mr. Meyer as a member of the Board of Directors , we are authorized to appoint Dr. Masters and Mr. Meyer and to file a Current Report on Form 8-K with the Securities and Exchange Commission. The appointment of Dr. Masters and Mr. Meyer are effective as of April 10, 2015.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

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VOTING AND OTHER SHAREHOLDER RIGHTS

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. Holders of our common stock have no cumulative voting rights. Holders of our common stock have no preemptive rights to purchase the Company's common stock or rights or interests therein such as options and warrants. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

DESCRIPTION OF SECURITIES

Description of Stock

Our Articles of Incorporation authorizes the issuance of 250,000,000 shares of common stock, par value $0.001 per share of which 7,700,314 shares were outstanding as of the date of this Information Statement and 25,000,000 shares of blank check preferred shares, par value $0.001 of which none are issued and outstanding. All of the outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of our directors and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless we are satisfied that such transfer will not result in a violation of any applicable federal or state security laws. Our transfer agent for our common stock is American Registrar & Transfer Co., 342 East 900 South, Salt Lake City, Utah 84111.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by our Board of Directors and the written consent of the majority shareholders.

The Board of Directors has adopted, ratified and approved the Plan of Exchange and the Ratification of Appointment of New Directors . The securities that are entitled to vote approval of the Plan of Exchange and the Ratification of Appointment of New Directors consist of issued and outstanding shares of our $0.001 par value common voting stock outstanding on April 10, 2015 , the record date for determining shareholders who are entitled to notice of and to vote.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on April 10, 2015 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, we had 250 ,000,000 shares of common stock authorized with a stated par value of $0.001, of which 7,700,314 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the board in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 88.66 % of the voting power of the Company, as of the record date, have consented to the action required to adopt Proposal One and Two above. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by its Board of Directors and hold office until their earlier death, retirement, resignation or removal. During fiscal year ended March 31, 2015, our Board of Directors did not hold any special meetings. Any corporate actions requiring approval by the Board of Directors was accomplished pursuant to unanimous written consents.. The Board of Directors did not hold an annual meeting during fiscal year ended March 31, 2015. We do not have any policy with regards to the members of our Board of Directors attendance at annual meetings of security holders.

Our directors and executive officers, their ages and positions who have held office before consummation of the Stock Exchange Agreement and currently ho ld office are as follows:

N ame	Age	Position

John Lai	52	President/Chief Executive Officer and a Director

John Dolan	50	Secretary, Treasurer/Chief Financial Officer and a Director

David B. Masters, Ph.D.	58	President, Chief Technical Officer and a Director

Randall A. Meyer	52	Chief Operating Officer and a Director

John Lai. Mr. John Lai has over thirty years of senior operations and financial experience and has served as president, chief financial officer and director of a number of corporations with a record of facilitating acquisitions, business launches, reverse mergers, and driving production revenue growth. Mr. Lai is recognized as an expert in the Powersports industry. He is on the expert consulting staff of Cohen research in NYC. Mr. Lai also contracts out to give analysis on the Powersports industry to mutual funds such as Janus, Neuberger Bergmen, and Fidelity.

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Mr. Lai currently serves as our Chief Executive officer and chairman since inception in 2013. We are based in Minneapolis, Minnesota, and an emerging biomedical device company focused on the licensing and commercialization of innovative medical devices for pets, or pet therapeutics. Mr. Lai also currently serves as chief executive officer and a director of Blue Earth Resources from 2012. Blue Earth, based in Burnsville, Minnesota, engages in the acquisition, operation and management of majority working interests in producing oil and gas leases. Its current oil and gas properties include producing oil and gas wells in northwestern Louisiana leases, which have many remaining undrilled locations to provide considerable future drilling and expansion opportunities for BlueEarth. Mr. Lai served as chief executive officer and a director of Rovrr Inc. from 2008-2011, which offers advanced marketing solutions and proven methodologies to deliver successful social media monetization applications with high user acceptance. Mr. Lai served as president and director of Viper Powersports since inception in 2002-2008. He was responsible for raising $28million in private equity. He managed the design and production of four of the state of the art American made cruisers and engine platforms in the motorcycle industry. He also negotiated the acquisition of Thor Inc. and two pending acquisitions within the Powersports industry. Mr. Lai has also served as a director and chief financial officer of Buyitnow.com from 1996-1999 where he managed the completion of a $35,000,000 private placement through Paine Webber. He was responsible financial operations and forecasting with revenues over $40,000,000 and 100 employees.

Mr. Lai served as an advisor to Tech-Squared and raised private capital, which later became Digital River (DRIV), where he provided advice on financing options, management team. Mr. Lai formed Genesis Capital Group, Inc. in 1992 as a Merchant Banking boutique focused on mergers and acquisitions, reverse mergers, deal structuring, and equity placements. Genesis Capital will commit its own capital to bring a transaction to its fruition. Mr. Lai has benefitted from years of networking within the industry to solve problems and situations in the small cap arena. Mr. Lai has completed over five transactions since the early 1990’s.

Prior to forming Genesis Capital Group, Inc. in 1992, he held various positions at investment firms. Between 1985 - 1992, Mr. Lai held positions at banking firms based in Chicago IL and NYC, NY. and Mpls, MN. He has been active in several charitable organizations. Mr. Lai has been quoted in Dow Jones News, Investors Daily, Minnesota Business Journal, Wall Street Journal, Finance and Commerce and several other business publications.

John F. Dolan. Mr. John Dolan has served as our director. Mr. Dolan is also corporate and intellectual property counsel for Holt Power Group Inc. Prior to joining Holt Power Group Inc., Mr. Dolan was a shareholder in Fredrikson & Byron's intellectual property group and was a co-chair of its Cleantech group. Mr. Dolan works with corporations to strategically secure and protect domestic and foreign patent rights in a variety of technologies, including chemical compounds and compositions, industrial processes, films and coatings, biomass and biomaterials, mechanical devices, food products, packaging, recycled and building materials, biofuels and other renewable energies.

Mr. Dolan also advises companies on all aspects of intellectual property asset protection as well as technology and corporate development. Consultations include projects related to technology transfer and licensing, intellectual property due diligence in mergers, acquisitions and investments, product clearance analysis and opinions, business plan development, corporate set-up and structure strategies and patent litigation.

Mr. Dolan has also assisted entrepreneurs in the formation and development of new companies and has provided target identification and negotiation services related to venture funding, strategic partnering, licensing and merger and acquisitions. Mr. Dolan was also the founder of a company that commercialized a green technology where he crafted the strategy for the development, protection and utilization of unique intellectual property to raise capital, manufacture and commercialize products and license its technology.

Mr. Dolan has served as a patent examiner with the U.S. Patent and Trademark Office where he examined patent applications related to organic chemistry and biotechnology. This opportunity coupled with his legal experience has provided him a unique perspective of the intellectual property field.

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David B. Masters, Ph.D. Dr. Masters has served as our President, Chief Technical Office and as a member of the Board of Directors since April 10, 2015. Dr. Masters served as founder, p resident, chief executive officer and chief technical officer of Gel-Del from 1999 until 2015. As the chief inventor of Gel-Del's technology platform, Dr. Masters focused on Gel-Del's novel biomaterials, biomaterial applications, its intellectual property, development of the products in pre-clinical and clinical trials, and addressed Gel-Del's financial needs for taking forward its products with licensing agreements and equity investments totaling approximately $6 million. Dr. Masters also was the principal investigator in bringing in over $6 million in National Institutes of Health government grants since inception of Gel-Del to forward its technology and products. He also served as chairman of the board of directors of Gel-Del from 1999 until its merger with us in 2015.

Dr. Masters is internationally recognized as an expert in biomaterials and local drug delivery. Over the past twenty years, Dr. Masters has developed novel biomaterial and drug delivery products, including implantable medical devices for neurologic, vascular, orthopedic, urologic and dermal applications.

Dr. Masters received his B.A. in Biochemistry and Biopsychology from Rutgers University, New Brunswick, NJ, with Scholar Distinction, and in 1989, a Masters Degree in Chemistry, and a Ph.D. in 1992 in Behavioral and Neural Sciences, from Rutgers University, Newark, NJ, including two awards for excellence in research. After Rutgers, he joined Harvard Medical School as a Research Fellow, Department of Anesthesiology, to study solid implantable dosage forms in collaboration with Dr. Robert Langer of M.I.T. This led to patented work on biodegradable polymers for local delivery of analgesic agents, a start-up company, and many published reports. Dr. Masters became an Instructor in Anesthesiology at Harvard before leaving for The Mayo Clinic (1993) where he was an Assistant Professor and Associate Consultant. His work using protein matrices has been funded by six NIH grants. Dr. Masters has over 60 peer reviewed publications, book chapters and abstracts, and over 28 patents issued, pending or applications. In 1999, Dr. Masters founded Gel-Del Technologies, Inc., which started operations in 2000 after he left Mayo Clinic.

Randall A. Meyer. Mr. Meyer has served as our Chief Operating Officer and as a member of our board of directors since April 10, 2015. Mr. Meyer served as chief operating officer of Gel-Del from January 2009 to April 2015 where he focused on business development and product pipeline expansion, in addition to his efforts to secure working capital. Mr. Meyer joined Gel-Del Technologies in January 2007 as a full-time business development consultant where he targeted new markets and applications for the company's biomaterials and devices.

Prior to joining Gel-Del, Mr. Meyer was chief operating officer at Softscope Medical Technologies Inc. where he guided the early-stage medical device company through successful preclinical studies, clinical trial approval and the securing of $4.5 million in capital. SoftScope was acquired by Fujinon. From 2003 until 2005 Mr. Meyer served as chief executive officer and as a member of the board of directors at Tactile Systems Technology, Inc., where his accomplishments included securing private equity funding, developing a profitable reimbursement strategy and leading its vascular device through FDA compliance, clinical trials and a successful commercial launch. In addition, Mr. Meyer recruited the management team and board of directors who continue to grow this profitable business generating approximately $100 million in annual revenues.

Mr. Meyer has also served as elected member of the Edina School Board since 2002. He currently serves as board chair; a position the board has elected him to annually to since 2008. Edina Public Schools is a nationally recognized suburban public school district serving approximately 8,500 students. Mr. Meyer also served as the Chair of the Metro Services board of Minnesota Technology Inc., a non-profit chartered by the state legislature. Mr. Meyer has a Bachelor of Science degree in Agricultural Engineering Technology from the University of Wisconsin, River Falls, where he twice received the Chancellor's Award for leadership, the University's highest nonacademic honor.

All directors hold office until the completion of their term of office or until their successors have been elected. All officers are appointed annually by the board of directors and, subject to employment agreements serve at the discretion of the board. Currently, our directors receive no compensation.

There is no family relationship between any of our officers or directors. For the past ten years, there have been no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony.

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Corporate Governance

Our Board of Directors does not currently have a compensation committee or nominating and corporate governance committee because, due to the Board of Director’s composition and our relatively limited operations, the Board of Directors believes it is able to effectively manage the issues normally considered by such committees. Our Board of Directors may undertake a review of the need for these committees in the future.

Audit Committee and Financial Expert

Presently, the Board of Directors acts as the audit committee. The Board of Directors does not have an audit committee financial expert. The Board of Directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Code of Ethics

We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Director Independence

None of our directors are deemed independent. Our directors also hold positions as officers.

Shareholder Communications

Our Board of Directors has implemented a process for security holders to send communications to the Board of Directors. Communications can be addressed to our Chief Executive Officer, John Lai, 12100 Singletree Lane, Suite 186, Eden Prairie, Minnesota 55344.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, executive officers or persons that may be deemed promoters is or have been involved in any legal proceeding concerning: (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated); (v) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (a) any Federal or State securities or commodities law or regulation; or (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (vi) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance With Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended March 31, 2016.

21

Certain Relationships and Related Transactions and Director Independence

During March 2014, we issued an aggregate 1,222,000,000 shares of our common stock to our officers and directors. There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

On April 10, 2015, our Board of Directors authorized the issuance of an aggregate 70,500 shares of our post-Reverse Stock Split shares of restricted common stock to two of our executive officers and directors as settlement for amounts due and owing for past services and associated benefits. The issuance of shares was as follows: (i) 43,000 shares of common stock at $4.00 per share to Dr. David B. Masters, our President, Chief Technical Officer and member of the Board of Directors, as settlement for $172,000; and (ii) 27,500 shares of common stock at $4.00 per share to Randall A. Meyer, our Chief Operating Officer and member of the Board of Directors, as settlement for $110,000.

EXECUTIVE COMPENSATION TABLE

Our directors received the following compensation for their service as directors during the fiscal year ended March 31, 2016:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John Lai,	2016	24,000	0	0	0	0	0	0	24,000	*
President/CEO	2015	72,000	0	0	0	0	0	0	72,000	*
and Director

John F. Dolan, Secretary,	2016	32,000	0	0	0	0	0	0	32,000	**
Treasurer/CFO	2015	48,000	0	0	0	0	0	0	48,000	**
and Director

David Masters CTO	2016	65,000	0	172,000	0	0	0	0	237,000	***
And Director	2015	0	0	0	0	0	0	0	0

Randall Meyer COO	2016	120,798	0	110,000	0	0	0	0	230,798	****
And Director	2015	0	0	0	0	0	0	0	0

___________

*	During fiscal year ended March 31, 2016, of the amount of $24,000, an aggregate $16,000 was paid by Gel-Del in cash to John Lai and the remaining amount due and owing has accrued. During fiscal year ended March 31, 2015, no cash was paid to John Lai regarding compensation.

**	During fiscal year ended March 31, 2016, of the amount of $32,000, an aggregate $15,550 was paid by Gel-Del to John Dolan and the remaining amount due and owing has accrued. During fiscal year ended March 31, 2015, no cash was paid to John Dolan regarding compensation.

***	During fiscal year ended March 31, 2016, of the amount of $65,000, an aggregate $16,250 was paid by Gel-Del to David Masters and the remaining amount due and owing has accrued. During fiscal year ended March 31, 2015, no cash was paid to David Masters. During fiscal year ended March 31, 2016, we issued 43,000 shares of restricted common stock to David Masters at $4.00 per share resulting in compensation of $172,000.

****	During fiscal year ended March 31, 2016, of the amount of $120,798, an aggregate $12,500 was paid in cash by Gel-Del to Randall Meyer and the remaining amount due and owing has accrued. During fiscal year ended March 31, 2015, no cash was paid to Randall Meyer. During fiscal year ended March 31, 2016, we issued 27,500 shares of restricted common stock to Randall Meyer at $4.00 per share resulting in compensation of $110,000.

22

Outstanding Equity Awards

As of March 31, 2016, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested	Value of Unearned Shares, Units or Other Rights Not Vested

John Lai, President/CEO and Director	0	0	0	0	0	0	0	0	0

John F. Dolan, Secretary, Treasurer/CFO and Director	0	0	0	0	0	0	0	0	0

David B. Masters, CTO and Director	0	0	0	0	0	0	0	0	0

Randall Meyer, COO and Director	0	0	0	0	0	0	0	0	0

Stock Options/ SAR Grants. No grants of stock options or stock appreciation rights were made during the fiscal year ended March 31, 2016.

Long Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Director Compensation

Our directors received the following compensation for their service as directors during the fiscal year ended March 31, 2016:

	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $

John Lai	0	0	0	0	0	0	0

John F. Dolan	0	0	0	0	0	0	0

Randall Meyer	0	0	0	0	0	0	0

David Masters	0	0	0	0	0	0	0

23

SECURITY OWNERSHIP OF MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 26, 2016 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner Officers and Directors	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common Stock	John Lai 12100 Singletree Lane Suite 186 Eden Prairie, Minnesota 55344	3,557,939 shares, President/CEO and Director	44.86%

Common Stock	John F. Dolan 12100 Singletree Lane Suite 186 Eden Prairie, Minnesota 55344	726,788 shares Secretary, Treasurer/CFO and Director	9.16%

Common Stock	David B. Masters 12100 Singletree Lane Suite 186 Eden Prairie, Minnesota 55344	742,523 shares CTO/Director	9.36%

Common Stock	Randall A. Meyer 12100 Singletree Lane Suite 186 Eden Prairie, Minnesota 55344	727,023 shares COO/Director	9.17%

Common Stock	All directors and named executive officers as a group (4 persons)	5,754,273 shares	72.55%

	Name and Address of 5% or Greater Beneficial Owner

Common Stock	Gel-Del Technologies Inc. 1000 Westgate Drive St. Paul, Minnesota 55114	1,406,111 shares	17.73%

___________

(1)	Percentage of beneficial ownership of our common stock is based on 7,931,664 shares of common stock outstanding as of the date of this Information Statement.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

24

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in these corporate actions which is not shared pro rata by all of our other shareholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, the Company files reports, documents, and other information, including annual and quarterly reports on Form 10-K and Form 10-Q and current reports on Form 8-K, with the Securities and Exchange Commission (the “Commission”). These reports and information filed by us can be inspected and copied at the public reference offices of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials also can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our filings with the Commission also are available to the public on the Commission’s Internet website at http://www.sec.gov.

We shall provide, without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this Information Statement, The address and telephone number to which such a request is to be directed are as follows: PetVivo Holdings, Inc., Attn: John Lai (CEO), 12100 Singletree Lane, Suite 186, Eden Prairie, MN 55344; telephone (612) 296-7305.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only.

By Order of the Board of Directors

Dated: September 26, 2016	By:	/s/ John Lai
Chief Executive Officer and Director

25

PetVivo Holdings, Inc.

Consolidated Financial Statements

March 31, 2016 and 2015

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and

Board of Directors Petvivo Holdings, Inc.

I have audited the accompanying balance sheet of Petvivo Holdings, Inc., as of March 31, 2016 and 2015 and the related statements of operations, stockholders' equity and cash flows for the two years in the period March 31, 2016. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on our audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Petvivo Holdings, Inc., as of March 31, 2016 and results of its operations and its cash flows for each of the two years in the period ended March 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financials have been prepared assuming the Company will continue as a going concern. As of March 31, 2016, the Company had accumulated losses of $29,879,280 and a working capital deficit of $1,443,627. These matters raise substantial doubt about the Company's ability to continue as a going concern. These factors, and Company's plans are discussed in Note 5.

Patrick D. Heyn. CPA, P. A.

Atlantis, Florida

August 17, 2016

F-2

PETVIVO HOLDINGS, INC.
BALANCE SHEETS

	March 31,	March 31,
	2016	2015
Assets:
Current Assets
Cash and Cash Equivalents	$258	$39,863
Employee advance	15,900	-
Prepaids	19,121	235,000
Total Current Assets	35,279	274,863

Property and Equipment:
Property & equipment	103,504	-
Less: accumulated depreciation	(102,694)	-
Total Fixed Assets	810	-

Other Assets:
Goodwill	13,407,693	-
Trademark and Patents-Net	3,245,662	488,000
Total Other Assets	16,653,355	488,000
Total Assets	$16,689,444	$762,863

Liabilities and Stockholders' Equity (Deficit):

Current Liabilities
Accounts Payable & Accrued Expenses	$1,063,538	$71,315
Note Payable and accrued interest-Related Party	193,370	-
Notes payable	165,849	55,326
Convertible notes payable net of discount of $3,311 and $597,767 as of March 31, 2016 as of March 31, 2015, Respectively	31,689	189,235
Derivative Liability	24,460	285,732
Total Current Liabilities	1,478,906	601,608

Commitments and Contingencies

Stockholders' equity:
Common stock, par value $0.001, 250,000,000 authorized, 7,931,639 and 7,700,289 shares outstanding at March 31, 2016 and 2015, respectively	7,931	7,700
Common stock to be issued for conversion of debt	1,576,649	-
Additional Paid-In Capital	28,224,376	26,381,094
Accumulated deficit	(29,879,283)	(26,227,539)
Total Petvivo Stockholders' (Deficit) Equity	(70,327)	161,255
Noncontrolling interest	15,280,865	-
Total stockholder's equity	15,210,538	161,255
Total Liabilities and Stockholders' (Deficit) Equity	$16,689,444	$762,863

The accompanying notes are an integral part of these financial statements.

F-3

PETVIVO HOLDINGS, INC.
STATEMENTS OF OPERATIONS

	Year Ended	Years Ended
	March 31,	March 31,
	2016	2015

Revenues	$75,000	$-

Cost of Sales	-	-

Gross Profit	75,000	-

Operating Expenses:

Research and Development	168,600	4,396
General and Administration	3,157,583	1,197,461
Total Operating Expenses	3,326,183	1,201,857

Operating Loss	(3,251,183)	(1,201,857)

Other Income (Expense)
Gain (Loss) on Settlement of Debt	(382,296)	35,326
Change in Fair Value of Derivatives	165,444	-
Interest Expense	(270,582)	(399,161)
Amortization of Issue Costs	(992,180)	-
Total Other Expense	(1,479,614)	(363,835)

Net Income (Loss) before taxes	(4,730,797)	(1,565,692)

Income Tax Provision	-	-

Net Income (Loss)	(4,730,797)	(1,565,692)

Net loss attributable to noncontrolling Interest	1,079,053	-

Net loss attributable to Petvivo	$(3,651,744)	$(1,565,692)

Net Income (loss) per share- basic and diluted	$(0.46)	$(0.21)

Weighted average common shares outstanding- basic and diluted	7,853,862	7,609,445

The accompanying notes are an integral part of these financial statements.

F-4

PETVIVO HOLDINGS, INC.
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

			Additional	Stock		Non-
	Common Stock		Paid-in	to be	Accumulated	controlling
	Shares	Amount	Capital	Issued	Deficit	Interest	Total

Balance March 31, 2014	7,501,893	$7,502	$24,352,534		$(24,661,847)	$-	$(301,811)

Stock issued for conversion of notes payable	62,871	63	183,748				183,811

Convertible notes and beneficial conversion feature payoff			814,916				814,916

Common stock issued for services	135,525	135	1,029,896				1,030,031

Net Loss					(1,565,692)		(1,565,692)

Balance March 31, 2015	7,700,289	7,700	26,381,094	-	(26,227,539)	-	161,255

Non-Controlling interest						16,683,000	16,683,000

Common stock issued for cash	10,600	10	37,090		-	-	37,100

Common stock issued for services	149,000	149	555,101			-	555,250

Common shares issued to settle liabilities	70,500	71	281,929			-	282,000

Issuance of Gel Del preferred stock for cash						100,005	100,005

Write off of preacquisition liabilities						(423,282)	(423,282)

Common stock to be issued for conversion of debt				1,576,649			1,576,649

Stock issued to extend debt	1,250	1	4,349				4,350

Settlement of derivative liabilities			427,870				427,870

Inducement convert debt			536,943				536,943

Exercise of Gel Del common stock options						195	195

Net loss					(3,651,744)	(1,079,053)	(4,730,797)

Balance March 31, 2016	7,931,639	7,931	$28,224,376	$1,576,649	$(29,879,283)	$15,280,865	$15,210,538

The accompanying notes are an integral part of these financial statements.

F-5

PETVIVO HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended	For the year ended
	March 31,	March 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss) for the period	$(4,730,797)	$(1,565,692)
Adjustments to reconcile net loss to net cash provided operating activities:
Stock issued for services	555,250	1,030,031
Stock issued to settle liabilities	282,000	-
Depreciation and amortization	743,631	-
Amortization of Debt Issue Costs	992,180	-
Derivative (gain) or loss adjustment	(165,444)	-
Forgiveness of Debt	382,296	-
License	488,000	-
Changes in Operating Assets and Liabilities
Decrease in prepaid expense	215,500	155,500
(Increase) in employee advances	(15,900)	-
Increase in accounts payable and accrued expense	562,954	(18,314)
Net Cash Used in Operating Activities	(690,330)	(398,475)

CASH FLOWS FROM INVESTING ACTVITITES:
Increase in Short term Receivables-Related Party	-	(42,000)
Payment received on short term receivables related party	-	42,000
Incease in Short term recievables	-	(30,000)
Increase in licenses	-	(358,000)
Net cash used in investing activities	-	(388,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock	137,105	-
Proceeds from convertible notes	524,750	898,000
Proceeds from loans	193,370	-
Repayments	(204,500)	(111,000)
Net Cash Provided by Financing Activities	650,725	787,000

Net (Decrease) Increase in Cash	(39,605)	525
Cash at Beginning of Period	39,863	39,338
Cash at End of Period	$258	$39,863

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$-	$-
Income taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares issued as payment of note payable	$1,362,246	$183,850
Shares issued as payment for accrued salaries	$282,000	$-

The accompanying notes are an integral part of these financial statements.

F-6

PetVivo Holdings, Inc.

Notes to Financial Statements

March 31, 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying  consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and pursuant to the rules and regulations of the SEC.

PetVivo Inc. was originally incorporated under the laws of the state of Minnesota on August 1, 2013. The financials are the result of a merger between Technologies Scan Corp., a corporation incorporated in the State of Nevada on March 31, 2009 now known as PetVivo Holdings, Inc. and PetVivo Inc. For accounting purposes the Company is treating the merger as a reverse merger whereby the financials presented are those of the surviving entity that, which is PetVivo. The merger occurred on March 14, 2014.

PetVivo is in the business of distribution of medical devices and biomaterials for the treatment of afflictions and diseases in animals.

On April 10, 2015 the Company agreed to acquire Gel-Del Technologies. The Issuances of the shares to consummate the transaction has not been finalized however the financials presented are those of the combined entities under common control.

(B) Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of PetVivo Holdings, Inc. and its wholly owned operating subsidiary, PetVivo Inc. as well as its variable interest entity (VIE) Gel-Del Technologies and its subsidiary Cosmeta Inc. All intercompany accounts have been eliminated upon consolidation.

The consolidation including the VIE is included due to the fact that PetVivo controls the entity as well as the fact an agreement for acquisition has occurred.

The accounting for the acquisition of Gel-Del Technologies on April 10, 2015 was as follows:

The Company will issue 4,150,000 shares valued at market at $4.02 per share, which equaled $16,683,000 on the date of closing. The assets of Gel-Del equaled $295,716 and its liabilities were $2,295,462 or a difference of $1,999,746 that resulted in a total purchase consideration of $18,682,746, which was allocated between goodwill and the value of patents & trademarks.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include estimated useful lives and potential impairment of property and equipment, estimate of fair value of share based payments and derivative instruments and recorded debt discount, valuation of deferred tax assets and valuation of in-kind contribution of services and interest.

F-7

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At March 31, 2016 and March 31, 2015, the Company had no cash equivalents.

(E) Concentration-Risk

The Company maintains its cash with various financial institutions, which may exceed federally insured limits throughout the period.

(F) Machinery & Equipment

Machinery and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Depreciation of furniture fixtures and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (3) years for equipment, (5) years for automobile, and (7) years for furniture and fixtures.  Upon sale or retirement of computer equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

(G) Patents and Trademarks

The company capitalizes direct costs for their maintenance and advancement of their patents and trademarks and amortize these costs over  a useful life of 60 months.

(H) Income Taxes

The Company accounts for income taxes under ASC Topic 740, formerly SFAS No. 109, Accounting for Income Taxes, as clarified by ASC Topic 740, formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, ("FIN No. 48"). Deferred tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company adopted the provisions of ASC Topic 740, formerly FIN No. 48 on January 1, 2007. Previously, the Company had accounted for tax contingencies in accordance with Statement of Financial Accounting Standards No. 5, Accounting for Contingencies. As required by ASC Topic 450, formerly FIN No. 48, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied ASC Topic 740, formerly FIN No. 48 to all tax positions for which the statute of limitations remained open. As a result of the implementation of ASC Topic 740, formerly FIN No. 48, the Company did not recognize any change in the liability for unrecognized tax benefits.

The Company is not currently under examination by any federal or state jurisdiction.

The Company's policy is to record tax-related interest and penalties as a component of operating expenses.

F-8

(I) Loss Per Share

In accordance with the accounting guidance now codified as FASB ASC Topic 260, "Earnings per Share" basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

(J) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, "Revenue Recognition". In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(K) Research and Development

The Company expenses research and development costs as incurred.

(L) Fair Value of Financial Instruments

The Company applies the accounting guidance under Financial Accounting Standards Board ("FASB") ASC 820-10, "Fair Value Measurements", as well as certain related FASB staff positions. This guidance defines fair value as the price that would be received from m selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

•	Level 1 - quoted market prices in active markets for identical assets or liabilities.

•

Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 - unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-9

The Company's financial instruments consist of accounts payable, accrued expenses, notes payable, notes payable - related party, loan payable - related party and convertible notes payable. The carrying amount of the Company's financial instruments approximates their fair value as of March 31, 2016 and March 31, 2015, due to the short-term nature of these instruments.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability. The valuation of the Company's notes recorded at fair value is determined using Level 3 inputs, which consider (i) time value, (ii) current market and (iii) contractual prices.

The following table represents the Company's assets and liabilities by level measured at fair value on a recurring basis at March 31, 2016:

Description	Level 1	Level 2	Level 3

Notes payable at fair value	$	$	$31,689

The following assets and liabilities are measured on the condensed consolidated balance sheets at fair value on a recurring basis utilizing significant unobservable inputs or Level 3 assumptions in their valuation. The following tables provide a reconciliation of the beginning and ending balances of the liabilities:

	Fair Value	Change	New		Fair Value
	April 1,	in fair	Convertible		March 31,
	2015	Value	Notes	Conversions	2016

Notes payable at fair value	$189,325	$165,444	$524,750	$(847,830)	$31,689

(M) Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 "Derivatives and Hedging" to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 "Debt with Conversion and Other Options" for consideration of any beneficial conversion features.

F-10

(N) Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

(O) Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

(P) Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

(Q) Stock-Based Compensation - Non-Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification ("Sub-topic 505-50").

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company's most recent private placement memorandum ("PPM"), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

F-11

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder's expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder's expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•

Expected volatility of the entity's shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company's current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

F-12

(R) Recent Accounting Pronouncements

In June 2014, FASB issued Accounting Standards Update ("ASU") No. 2014-12, "Compensation – Stock Compensation  Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period". The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In August 2014, the FASB issued Accounting Standards Update "ASU" 2014-15 on "Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern". Currently, there is no guidance in U.S. GAAP about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable.

NOTE 2 - DERIVATIVE LIABILITY/NOTES PAYABLE CONVERTIBLE DEBENTURES

1. The company at March 31, 2016 had one convertible debentures outstanding totaling $35,000 which was agreed to be satisfied on March 31, 2016. It was paid in full in April 2016.

NOTE 3 - RELATED PARTY PAYABLE

At March 31, 2016, the company is obligated for unpaid officer salaries and advances of $193,370.

F-13

NOTE 4 - NOTE PAYABLE

The Company is obligated on the following notes:

1.	Third Party Individual	55,326
2.	Bank Credit Line	71,701
3.	Bank Loan	38,822
	Total	$165,849

The Company has a bank credit line available up to $75,000 At March 31, 2016 there was $3,299 of unused credit. Interest is at 6.25%

The Company is indebted on a note bearing interest at prime plus 5.5% to a bank with a monthly payment of $2,786 and expiring in January, 2017. All assets of Gel-Del are pledged as collateral.

NOTE 5 - GOING CONCERN

As reflected in the accompanying financial statements, the Company had no revenue and had a negative equity and a material loss. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to raise additional funds either thrua private placement or thru the public process. Management believes that the actions presently being taken to further implement its business plan will enable the Company to continue as a going concern. While the Company believes in the viability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate funds.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-14

NOTE 6 - COMMON STOCK

The Company issued 95,100 shares of common stock in the quarter ended June 30, 2015, of which 14,000 shares were for services valued at market for $56,000. 70,500 shares were issued for debt reduction of $282,000 and 10,600 shares for cash of $37,100.

From July 1, 2015 to September 30, 2015 the Company issued 1,250 shares for an extension of a convertible debt consideration valued at market for an expense of $4,350.

From October 1, 2015 to December 31, 2015 the Company issued 125,000 shares of stock for services valued at market which equaled $474,500. Some of the services are recognized over a one year contract with the unearned portion shown as prepaid expense.

From January 1 to March 31, 2016 10,000 shares were issued for services of $24,750.

In March 2016, the Company agreed to settle their convertible debt with interest by issuing 788,325 shares at $2.00 per share. The actual shares issuance occurred in April 2016.

Also during this period the Company received $100,000 for stock in its subsidiary pursuant to a subscription agreement.

NOTE 7 - STOCK EXCHANGE AGREEMENT

The Stock Exchange Agreement provided for certain material conditions to be satisfied or waived by closing, including: (i) we shall have secured at least $l,500,000 in equity financing through a private placement on terms governed by the Stock Exchange Agreement; (ii) we shall have maintained our status as a DTC eligible publicly traded company and filed all reports to the SEC required by our status as a registered reporting company; (iii) all outstanding preferred shares and any other convertible securities, warrants, and options of Gel-Del shall be converted, exercised or canceled prior to closing; (iv) Gel-Del must obtain audited financial statements complying with the requirements of U.S. federal securities laws; (v) completion and execution of post-merger employment contracts for our principal executive officers and those of Gel-Del; and (vi) election and designated positions of directors and principal officers for the post-merger combined companies. Additional terms of the Stock Exchange Agreement include guidelines for post-merger management salaries and related employment provisions, approval of a post-merger operations budget, numerous standard warranties and representations of both parties, and standard termination and indemnification provisions, all as detailed in the Stock Exchange Agreement. The Stock Exchange Agreement also requires our Chief Executive Officer, John Lai, to escrow 50% of our shares of common stock owned by him until we have either obtained $5 Million equity financing or has become listed on Nasdaq or the New York Stock Exchange. Upon satisfying one of these conditions, Mr. Lai must remain employed by us to recover his shares from escrow, provided that one-eighth of the escrowed shares will be released to him each quarter of a following two-year period. If Mr. Lai voluntarily terminates his employment or is terminated for cause during this two-year period, he must forfeit to us any remaining shares.

F-15

Through this stock exchange, we acquire all of Gel-Del's technology and related patents and other intellectual property (IP) and production techniques, as well as Gel-Del's modern and secure biomedical product manufacturing facilities in St. Paul, Minnesota.

Although the Stock Exchange Agreement has been closed, the shares of common stock will not be issued by us to the Gel-Del Shareholders until 20 days from the date of the mailing of the Information Statement to our shareholders of record which takes place after the filing of a definitive Information Statement with the Securities and Exchange Commission and upon the filing of the Plan of Exchange with the Nevada Secretary of State. See "-- Information Statements").

NOTE 8 - INCOME TAXES

The following table presents the current and deferred income tax provision (benefit) for federal and state income taxes:

	2016	2015
Current tax provision:
Federal	$–	$–
State	–	–

Deferred tax provision (benefit):
Federal	(46,875)	109,014
State	137,867	20,739
Change in valuation allowance	(90,992)	(129,753)

Total provision for income tax	$–	$–

Current income taxes are based upon the year's income taxable for federal and state tax reporting purposes. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

F-16

Deferred tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. The Company's deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers would be limited under the Internal Revenue Code should a significant change in ownership occur within a three year period. In 2015 and 2014 the Company's tax losses were reduced by stock for services expense. There were no depreciation differences.

At March 31, 2016 and 2015, the Company had net operating loss carryforwards of approximately $1,406,808 and $1,009,782, respectively, which begin to expire in 2029. The deferred tax assets arising from the net operating loss carryforwards are approximately $789,000 and $698,000 as of March 31, 2016 and 2015, respectively. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. Based on management's analysis, they concluded not to retain a deferred tax asset since it is uncertain whether the Company can utilize this asset in future periods. Therefore, they have established a full reserve against this asset. The change in the valuation allowance in 2016 and 2015 was approximately $90,992 and $129,753 respectively.

A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total benefit for income taxes at March 31, 2016, 2015 is as follows:

	2016	2015

Expected tax at 34 and 9.3%	$(90,992)	$(129,753)
Change in valuation allowance	90,992	129,753
Provision for income taxes	$–	$–

The Company's continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of March 31, 2016 and 2015, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company is subject to taxation in the U.S. and Minnesota. Our tax years for 2010 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

Management has evaluated tax positions in accordance with FASB ASC 740, and has not identified any tax positions, other than those discussed above, that require disclosure

NOTE 9 - COMMITMENTS

The Company is on a month to month lease agreement for office space with a monthly amount of $11,669.

NOTE 10 - RETIREMENT AND PENSION PLAN

The Company has instituted a Simplified Employment Pension Plan whereby the employer can contribute up to 15% of salary to a maximum of $22,500 per year.

F-17

PETVIVO HOLDINGS, INC.

BALANCE SHEETS

(Unaudited)

	June 30,	March 31,
	2016	2016
Assets:
Current Assets
Cash and Cash Equivalents	$522	$258
Accounts Receivable	1,014	-
Employee Advance	22,063	15,900
Prepaids	13,454	19,121
Total Current Assets	37,053	35,279

Property and Equipment:
Property & equipment	103,504	103,504
Less: accumulated depreciation	(102,786)	(102,694)
Total Fixed Assets	718	810

Other Assets:
Goodwill	13,407,693	13,407,693
Trademark and Patents-Net	3,047,930	3,245,662
Total Other Assets	16,455,623	16,653,355
Total Assets	$16,493,394	$16,689,444

Liabilities and Stockholders' Equity (Deficit):

Current Liabilities
Accounts Payable & Accrued Expenses	$1,248,233	$1,063,538
Note Payable and Accrued Interest-Related Party	198,751	193,370
Notes Payable	152,598	165,849
Convertible Notes Payable, net of discount of $3,311 at March 31, 2016	-	31,689
Derivative Liability	-	24,460
Total Current Liabilities	1,599,582	1,478,906

Commitments and Contingencies

Stockholders' equity:
Common Stock, par value $0.001, 250,000,000 shares authorized, issued 8,884,806 and 7,931,639 outstanding at June 30, 2016 and March 31, 2016	8,885	7,931
Common Stock to be issued	39,750	1,576,649
Additional Paid-In Capital	30,054,047	28,224,376
Accumulated Deficit	(30,210,630)	(29,879,283)
Total Petvivo Stockholders' (Deficit) Equity	(107,948)	(70,327)
Noncontrolling interest	15,001,760	15,280,865
Total stockholder's equity	14,893,812	15,210,538
Total Liabilities and Stockholders' (Deficit) Equity	$16,493,394	$16,689,444

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-18

PETVIVO HOLDINGS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2016	2015

Revenues	$2,009	$75,000

Cost of Sales	-	-

Gross Profit	2,009	75,000

Operating Expenses:

Research and Development	5,497	57,436
General and Administration	622,738	1,027,166
Total Operating Expenses	628,235	1,084,602

Operating Loss	(626,226)	(1,009,602)

Other Income (Expense)
Gain on Settlement of Debt and Derivative	24,460	154,644
Change in Fair Value of Derivatives	-	(21,462)
Interest Expense	(8,686)	(102,470)
Amortization of Issue Costs	-	(454,471)
Total Other Income (Expense)	15,774	(423,759)

Net Loss before taxes	(610,452)	(1,433,361)

Income Tax Provision	-	-

Net Loss	(610,452)	(1,433,361)

Net loss attributable to noncontrolling
Interest	279,105	59,296

Net Loss attributable to Petvivo	$(331,347)	$(1,374,065)

Net loss per share- basic and diluted	$(0.04)	$(0.18)

Weighted average common shares outstanding- basic and diluted	8,761,823	7,616,661

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-19

PETVIVO HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

FOR THE THREE MONTHS ENDED JUNE 30, 2016

(UNAUDITED)

	Common Stock		Additional Paid-in	Retained	Non- controlling	Stock to be
	Shares	Amount	Capital	Earnings	Interest	Issued	Total

Balance March 31, 2015	7,700,289	$7,700	$26,381,094	$(26,227,539)	$-		$161,255

Non-Controlling interest					16,683,000		16,683,000

Common stock issued for cash	10,600	10	37,090	-	-	-	37,100

Common stock issued for services	149,000	149	555,101		-	-	555,250

Common shares issued to settle liabilities	70,500	71	281,929		-	-	282,000

Issuance of Gel Del Preferred stock for cash					100,005	-	100,005

Stock issued to extend debt	1,250	1	4,349				4,350

Write off of preacquisition liabilities					(423,282)		(423,282)

Exercise of Gel Del Options					$195		195
Settlement of Derivative Liabilities			427,870			-	427,870
Stock to be issued					-	1,576,649	1,576,649
Inducement to convert debt			536,943			-	536,943

Net Loss				(3,651,744)	(1,079,053)		(4,730,797)
Balance March 31, 2016	7,931,639	$7,931	$28,224,376	$(29,879,283)	$15,280,865	$1,576,649	$15,210,538

Stock issued to reduce debt	788,325	789	1,575,860			(1,576,649)	-
Stock to be issued						39,750	39,750
Stock issued for cash	40,000	40	59,960				60,000
Stock issued for services	124,842	125	193,851				193,976

Net loss				(331,347)	(279,105)		(610,452)

Balance June 30, 2016	8,884,806	$8,885	$30,054,047	$(30,210,630)	$15,001,760	$39,750	$14,893,812

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-20

PETVIVO HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended
	June 30,	June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss for the period	$(610,452)	$(1,433,361)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	193,976	56,000
Depreciation and amortization	197,824	24,125
Amortization of debt issue costs	3,311	513,767
Derivative (gain) or loss adjustment	(24,460)	21,462
Forgiveness of debt	-	(229,644)
License	-	488,000

Changes in Operating Assets and Liabilities
Increase in advances and receivables	(7,177)	-
Decrease in prepaid expense	5,667	124,682
Increase in accounts payable and accrued expenses	190,076	53,688
Net Cash Used in Operating Activities	(51,235)	(381,281)

CASH FLOWS FROM INVESTING ACTIVITIES
Change of assets	-	-
Net Cash (Used in) Provided by Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock	60,000	37,100
Proceeds from convertible notes	-	524,750
Cash received from common stock subscription	39,750	-
Repayments of convertible notes	(35,000)	-
Repayments of loan	(13,251)	(204,500)
Net Cash Provided by Financing Activities	51,499	357,350

Net Increase (Decrease) in Cash	264	(23,931)
Cash at Beginning of Period	258	39,863
Cash at End of Period	$522	$15,932

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$-	$-
Income taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares issued as payment of note payable	$1,576,649	$1,362,246
Shares issued as payment for accrued salaries	$-	$282,000

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-21

PetVivo Holdings, Inc.

Notes to Financial Statements

June 30, 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and pursuant to the rules and regulations of the SEC. Certain information and note disclosures, which are included in annual financial statements, have been omitted pursuant to these rules and regulations. We believe the disclosures made in these interim unaudited financial statements are adequate to make the information not misleading.

Although these interim financial statements as and for the three months ended June 30, 2016 and 2015 are unaudited, in the opinion of our management, such statements include all adjustments necessary to present fairly our financial position, results of operations and cash flows for the periods presented. The results for the three months ended June 30, 2016 are not necessarily indicative of the results to be expected for the year ended March 31, 2017 or for any future period.

These unaudited interim financial statements should be read and considered in conjunction with our audited financial statements and the notes thereto for the year ended March 31, 2016, included in our annual report on Form 10-K filed with the SEC.

PetVivo Inc. was originally incorporated under the laws of the state of Minnesota on August 1, 2013. The financials are the result of a merger between Technologies Scan Corp., a corporation incorporated in the State of Nevada on March 31, 2009 now known as PetVivo Holdings, Inc. and PetVivo Inc. For accounting purposes the Company is treating the merger as a reverse merger whereby the financials presented are those of the surviving entity that, which is PetVivo Holdings, Inc. The merger occurred on March 14, 2014.

PetVivo is in the business of distribution of medical devices and biomaterials for the treatment of afflictions and diseases in animals.

On April 10, 2015 the Company agreed to acquire Gel-Del Technologies. The issuances of the shares to consummate the transaction has not been finalized however the financials presented are those of the combined entities under common control.

(B) Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of PetVivo Holdings, Inc. and its wholly owned operating subsidiary, PetVivo Inc. as well as its variable interest entity (VIE) Gel-Del Technologies, Inc. and its subsidiary, Cosmeta Corp. All intercompany accounts have been eliminated upon consolidation.

The consolidation including the VIE is included due to the fact that PetVivo controls the entity as well as the fact an agreement for acquisition has occurred.

The accounting for the acquisition of Gel-Del Technologies on April 10, 2015 was as follows:

The Company will issue 4,150,000 shares valued at market at $4.02 per share, which equaled $16,683,000 on the date of closing. The assets of Gel-Del equaled $295,716 and its liabilities were $2,295,462 or a difference of $1,999,746 that resulted in a total purchase consideration of $18,682,746, which was allocated between goodwill and the value of patents & trademarks.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include estimated useful lives and potential impairment of property and equipment, estimate of fair value of share based payments and derivative instruments and recorded debt discount, valuation of deferred tax assets and valuation of in-kind contribution of services and interest.

F-22

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At June 30, 2016 and March 31, 2016, the Company had no cash equivalents.

(E) Concentration-Risk

The Company maintains its cash with various financial institutions, which may exceed federally insured limits throughout the period.

(F) Machinery & Equipment

Machinery and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of furniture fixtures and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (3) years for equipment, (5) years for automobile, and (7) years for furniture and fixtures. Upon sale or retirement of computer equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

(G) Patents and Trademarks

The company capitalizes direct costs for their maintenance and advancement of their patents and trademarks and amortize these costs over a useful life of 60 months.

(H) Income Taxes

The Company accounts for income taxes under ASC Topic 740. Deferred tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

The Company is not currently under examination by any federal or state jurisdiction.

The Company's policy is to record tax-related interest and penalties as a component of operating expenses.

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(I) Loss Per Share

In accordance with the accounting guidance now codified as FASB ASC Topic 260, "Earnings per Share" basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

(J) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, "Revenue Recognition". In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(K) Research and Development

The Company expenses research and development costs as incurred.

(L) Fair Value of Financial Instruments

The Company applies the accounting guidance under Financial Accounting Standards Board ("FASB") ASC 820-10, "Fair Value Measurements" , as well as certain related FASB staff positions. This guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

•	Level 1 - quoted market prices in active markets for identical assets or liabilities.

•

Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 - unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

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The Company's financial instruments consist of accounts payable, accrued expenses, notes payable, notes payable - related party, loan payable - related party and convertible notes payable. The carrying amount of the Company's financial instruments approximates their fair value as of June 30, 2016 and March 31, 2016, due to the short-term nature of these instruments.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability. The valuation of the Company's notes recorded at fair value is determined using Level 3 inputs, which consider (i) time value, (ii) current market and (iii) contractual prices.

The following table represents the Company's assets and liabilities by level measured at fair value on a recurring basis at June 30, 2016:

Description	Level 1	Level 2	Level 3

Notes payable at fair value	$-	$-	$-

The following assets and liabilities are measured on the condensed consolidated balance sheets at fair value on a recurring basis utilizing significant unobservable inputs or Level 3 assumptions in their valuation. The following tables provide a reconciliation of the beginning and ending balances of the liabilities:

	Fair Value	Change	New		Fair Value
	April 1,	in fair	Convertible		June 30,
	2016	Value	Notes	Payments	2016

Notes payable at fair value	$31,689	$3,311	$-	$(35,000)	$-

(M) Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 "Derivatives and Hedging" to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 "Debt with Conversion and Other Options" for consideration of any beneficial conversion features.

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(N) Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

(O) Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

(P) Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

(Q) Stock-Based Compensation - Non-Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification ("Sub-topic 505-50").

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company's most recent private placement memorandum ("PPM"), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

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The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder's expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder's expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•

Expected volatility of the entity's shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company's current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

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Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

(R) Recent Accounting Pronouncements

On March 30, 2016, the Financial Accounting Standards Board (“FASB”) released Accounting Standards Update on Stock Compensation Improvements to Employee Share-Based Payment Accounting (Topic 718). The objective of this update is to simplify several aspects of the accounting for employee share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The update becomes effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the new guidance to determine the impact it may have on its consolidated financial statements.

The Company does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, will have a material effect on the Company’s consolidated financial position, results of operations, or cash flows.

NOTE 2 - DERIVATIVE LIABILITY/NOTES PAYABLE CONVERTIBLE DEBENTURES

In April of 2016 the Company’s sole convertible debenture was paid in full for $35,000.

NOTE 3 - RELATED PARTY PAYABLE

At June 30, 2016, the company is obligated for unpaid officer salaries and advances of $198,751.

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NOTE 4 - NOTE PAYABLE

The Company is obligated on the following notes:

1.	Third Party Individuals	55,326
2.	Bank Credit Line	70,708
3.	Bank Loan	26,564
	Total	$152,598

The Company has a bank credit line available up to $75,000 At June 30, 2016 there was $4,292 of unused credit. Interest is at 6.25%.

The Company is indebted on a note bearing interest at prime plus 5.5% to a bank with a monthly payment of $2,786 and expiring in January, 2017. All assets of Gel-Del are pledged as collateral.

NOTE 5 - GOING CONCERN

As reflected in the accompanying financial statements, the Company had no revenue and had a negative equity and a material loss. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to raise additional funds either through a private placement or through the public process. Management believes that the actions presently being taken to further implement its business plan will enable the Company to continue as a going concern. While the Company believes in the viability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate funds.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 6 - COMMON STOCK

From April 1, 2016 to June 30, 2016 the Company issued 953,142 shares of which 788,325 were issued to satisfy debt of $1,575,649, 40,000 shares for cash of $60,000 and the remainder of 124,842 shares for services valued at market for $193,976. In June 2016, the Company agreed to issue 26,500 shares for cash of $39,750. The actual shares issuance occurred in July, 2016.

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NOTE 7 - STOCK EXCHANGE AGREEMENT

The Stock Exchange Agreement provided for certain material conditions to be satisfied or waived by closing, including: (i) we shall have secured at least $l,500,000 in equity financing through a private placement on terms governed by the Stock Exchange Agreement; (ii) we shall have maintained our status as a DTC eligible publicly traded company and filed all reports to the SEC required by our status as a registered reporting company; (iii) all outstanding preferred shares and any other convertible securities, warrants, and options of Gel-Del shall be converted, exercised or canceled prior to closing; (iv) Gel-Del must obtain audited financial statements complying with the requirements of U.S. federal securities laws; (v) completion and execution of post-merger employment contracts for our principal executive officers and those of Gel-Del; and (vi) election and designated positions of directors and principal officers for the post-merger combined companies. Additional terms of the Stock Exchange Agreement include guidelines for post-merger management salaries and related employment provisions, approval of a post-merger operations budget, numerous standard warranties and representations of both parties, and standard termination and indemnification provisions, all as detailed in the Stock Exchange Agreement. The Stock Exchange Agreement also requires our Chief Executive Officer, John Lai, to escrow 50% of our shares of common stock owned by him until we have either obtained $5 Million equity financing or has become listed on Nasdaq or the New York Stock Exchange. Upon satisfying one of these conditions, Mr. Lai must remain employed by us to recover his shares from escrow, provided that one-eighth of the escrowed shares will be released to him each quarter of a following two-year period. If Mr. Lai voluntarily terminates his employment or is terminated for cause during this two-year period, he must forfeit to us any remaining shares.

Through this stock exchange, we acquire all of Gel-Del's technology and related patents and other intellectual property (IP) and production techniques, as well as Gel-Del's modern and secure biomedical product manufacturing facilities in St. Paul, Minnesota.

Although the Stock Exchange Agreement has been closed, the shares of common stock will not be issued by us to the Gel-Del Shareholders until 20 days from the date of the mailing of the Information Statement to our shareholders of record which takes place after the filing of a definitive Information Statement with the Securities and Exchange Commission and upon the filing of the Plan of Exchange with the Nevada Secretary of State. (See "-- Information Statements").

NOTE 8 – SUBSEQUENT EVENTS

Subsequent to June 30, 2016, the Company issued 106,500 shares of restricted common stock, which was issued as follows: i) 80,000 shares for services, and ii) 26,500 shares at a per share price of $1.50 for aggregate proceeds of $39,750 pursuant to a subscription agreement.

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